Exhibit 1.1

37,000,000 Shares

Evergreen Solar, Inc.

Common Stock

($0.01 Par Value)

EQUITY UNDERWRITING AGREEMENT

May 20, 2009

Piper Jaffray & Co.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, MN 55402

Ladies and Gentlemen:

Evergreen Solar, Inc., a Delaware corporation (the “Company”), proposes to sell to you, Piper Jaffray & Co. (the “Underwriter”), an aggregate of 37,000,000 shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”). The Company also proposes to sell at the Underwriter’s option an aggregate of up to 5,550,000 additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Underwriter as follows:

(a) A registration statement on Form S-3 (File No. 333-158770) with respect to the Shares, including a base prospectus (the “Base Prospectus”) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission

(the “Commission”) thereunder and has been filed by the Company with the Commission not earlier than three years prior to the date hereof. Such registration statement has been declared effective by the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, and the exhibits, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. Any reference herein to the Registration Statement or to any amendment or supplement thereto shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference therein. Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof in accordance with the provisions Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” The Prospectus will not, as of its date and as of the Closing Date (as defined below) or the Option Closing Date (as defined below), as the case may be, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter, specifically for use therein, it being understood and agreed that the only such information is that described in Section 14 herein.

(b) As of the Applicable Time (as defined below) and as of the Closing Date (as defined below) or the Option Closing Date (as defined below), as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use therein, it being understood and agreed that the only such information is that described in Section 14 herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:00 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Underwriter.

“Effective Date” means any date as of which any part of the Registration Statement relating to the Shares became, or is deemed to have become, effective under the Act in accordance with the Rules and Regulations.

“Statutory Prospectus” means the Preliminary Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule I to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Preliminary Prospectus” means any preliminary prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus or to any amendment or supplement thereto shall be deemed to refer to and include any documents incorporated by reference therein.

(c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the subsidiaries of the Company as listed in Exhibit A hereto (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with corporate or limited liability company, as the case may be, power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Except for the Subsidiaries and the entities listed on Exhibit B hereto, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, (i) have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries, taken as a whole, or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances, equities and claims (other than liens, encumbrances, equities or claims that (A) arise pursuant to the Loan and Security Agreement, dated as of October 16, 2008, between Silicon Valley Bank and the Company (the “Loan and Security Agreement”) or (B) would not have, individually or in the aggregate, a Material Adverse Effect); and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(d) The outstanding shares of Common Stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof (other than preemptive or similar contractual rights that arise under that certain Stockholders Agreement, dated as of April 17, 2007, by and between the Company and OCI Chemical Ltd.). Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

(e) The information set forth under the caption “Capitalization” in the Registration Statement, the Preliminary Prospectus and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct in all material respects. All of the Shares when validly issued will conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents.

(f) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement and the Preliminary Prospectus conforms, in all material respects, and the Prospectus and any amendments or supplements thereto will conform, in all material respects, to the requirements of the Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in any Preliminary Prospectus or the Prospectus, at the time filed with the Commission conformed or will conform, in all respects to the requirements of the Exchange Act, or the Act, as applicable, and the rules and regulations of the Commission thereunder. The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus and the Prospectus, and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, any Preliminary Prospectus or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use therein (it being understood and agreed that the only such information is that described in Section 14 herein).

(g) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriter, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified.

(h) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 5(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses required to be filed in the time and manner required under Rule 433(d) under the Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(i) (i) At the earliest time after the filing the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(j) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedule incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly, in all material respects, the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related notes and schedule have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. However, it should be noted that the Company has not restated its consolidated financials statements as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 to reflect (i) the earnings allocation, in computing earnings per share, to unvested stock that are considered participating securities, (ii) the separate accounting for the equity component of related debt instruments that may be settled in cash upon conversion, and (iii) changes in the accounting and reporting for noncontrolling interest (“NCI”) in accordance with (A) FSP No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities, (B) FSP No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including Partial Cash Settlement) and C) FAS 160, Noncontrolling Interests in Consolidated Financial Statements, respectively. The summary and selected consolidated financial data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly, in all material respects, the information shown therein and such data has been compiled on a basis consistent with the financial statements incorporated by reference therein and the books and records of the Company. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(k) PricewaterhouseCoopers LLP, who have certified certain of the financial statements filed with the Commission and incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(l) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of (i) any material weakness in its internal control over financial reporting or (ii) any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(m) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the Nasdaq Global Market thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply.

(n) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries would have, individually or in the aggregate, a Material Adverse Effect.

(o) The Company and the Subsidiaries have good and marketable title (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the businesses of the Company and the Subsidiaries, in each case free and clear of all liens, mortgages, pledges, charges or encumbrances of any kind except those (i) existing pursuant to the Loan and Security Agreement, (ii) described in the Registration Statement, the General Disclosure Package and the Prospectus or (iii) which do not materially affect the value or interfere with the use of such property.

(p) The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed, subject to any permitted extensions, and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, other than (i) those taxes that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP or (ii) where the failure to pay such taxes would not have, individually or in the aggregate, a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company and the Company is not aware of any actual or threatened additional tax assessments, the result of which would have, individually or in the aggregate, a Material Adverse Effect.

(q) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any transaction entered into or any transaction that is probable of being entered into by the Company or the Subsidiaries that is material to the Company and the Subsidiaries taken as a whole, other than transactions in the ordinary course of business and except, further, for any changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements which are incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(r) Neither the Company nor any of the Subsidiaries is (i) in violation of its respective certificate of incorporation, by-laws, certificate of formation, limited liability agreement or other organizational documents, (ii) in violation of or in default under (and no event has occurred that, with notice or lapse of time or both, would constitute such a default under) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which violation or default would have, individually or in the aggregate, a Material Adverse Effect or (iii) in violation of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties and which violation or default would have, individually or in the aggregate, a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, except for any such conflict, breach or default that would not, individually or in the aggregate, have a Material Adverse Effect or (B) conflict with or result in a violation of the certificate of incorporation or by-laws of the Company or (C) result in the violation of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties, except for any such violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(s) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(t) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority (“FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriter under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(u) The Company is not aware of any material labor disputes with the employees of any principal supplier, contractor or sub-contractor of the Company.

(v) The Company and each of the Subsidiaries hold all licenses, certificates and permits from governmental authorities which are necessary for the conduct or operation of their businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to hold such licenses, certificates or permits would not have, individually or in the aggregate, a Material Adverse Effect.

(w) To the Company’s knowledge, the Company and the Subsidiaries each own or possess adequate rights to use all patents necessary to carry on their businesses. The Company and the Subsidiaries each own or possess adequate rights to use all Intellectual Property (other than patents) and license rights necessary to carry on their businesses in all material respects. To the Company’s knowledge, neither the Company nor any of the Subsidiaries has infringed, misappropriated, or violated, nor currently infringes, misappropriates or violates any Intellectual Property of any third party. There is no pending or, to the knowledge of the Company, any threatened action, suit, proceeding or claim by any third party against the Company or any of its Subsidiaries that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property of a third party, and neither the Company nor any of its Subsidiaries has received any written notice of such claim. The Company and its Subsidiaries have taken reasonable steps to secure ownership of all Intellectual Property created by their contractors or employees for the Company or the Subsidiaries. There are no outstanding options, licenses or agreements of any kind with a third party relating to the Intellectual Property of the Company, other than (i) licenses granted in the ordinary course of business and (ii) those options, licenses or agreements that are described in the Registration Statement, the General Disclosure Package and the Prospectus. Neither the Company nor any of its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are material to the business of the Company or any of its Subsidiaries, other than those that are set forth in the Registration Statement, the General Disclosure Package and the Prospectus. None of the technology employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company, its Subsidiaries or any of their officers, directors or employees or otherwise in violation of the rights of any persons. The Company knows of no infringement or misappropriation by others of Intellectual Property owned by or licensed to the Company or any of its Subsidiaries. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim against the Company by others challenging (A) the rights of the Company or its Subsidiaries in or to any of the Intellectual Property owned by the Company or its Subsidiaries or (B) validity, enforceability or scope of any issued patents owned by the Company or its Subsidiaries. The term “Intellectual Property” includes patents, trademarks, trade names, service marks, service names, copyrights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights.

(x) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Shares on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act.

(y) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940 as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(z) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(bb) The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(cc) The operations of the Company and its subsidiaries are conducted in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”). The operations of the Company and its subsidiaries have been conducted at all times in compliance, in all material respects, with Money Laundering Laws. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(dd) Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ee) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as are reasonable for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

(ff) The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would reasonably be expected to have any liability; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(gg) The Company and its subsidiaries (i) are in compliance in all material respects with all rules, laws and regulations relating to preservation or protection of human health, safety, and/or the environment (“Environmental Laws”) which are applicable to their businesses; (ii) has not received any written notice from any governmental authority or third party of a material claim or potential liability under Environmental Laws; (iii) has received all material permits, licenses, and other approvals required of it under applicable Environmental Laws (“Environmental Permits”) to conduct their operations at the facility located at Barnum Road, Devens, Massachusetts (the “Devens Facility”) and at the facility located at Cedar Hill Street, Marlboro, Massachusetts (the “Marlboro Facility”), and is in compliance in all material respects with all terms and conditions of such Environmental Permits; and, (iv) has applied for and, in some instances obtained, all material Environmental Permits necessary for the operation of their manufacturing facility located at Schuette Road, Midland, Michigan, and knows of no legal impediment to the issuance of all such Environmental Permits necessary for the lawful operation of such facility. Other than the environmental conditions described in (i) Phase I and Phase II Environmental Site Assessments for the Devens Facility dated August 2007 and in a Phase I Environmental Site Assessment for the 257 – 259 Cedar Hill Facility dated March 18, 2003, and prepared by ENSR and Green Environmental, respectively; (ii) a Notice of Responsibility, dated April 23, 2009, issued by the Massachusetts Department of Environmental Protection in response to a release of liquid chemicals used in air emissions control equipment at the Devens facility; (iii) a Notice of Responsibility, dated May 16, 2009, issued by the Massachusetts Department of Environmental Protection in response to a release of liquid chemicals used in air emissions control equipment at the Devens facility; and, (iv) a release of R134A to the air from a chiller unit leak at the Marlboro Facility, there have been no known releases of hazardous substances, materials, wastes, petroleum products, or other contaminants at locations on which the Company has conducted, or presently intends to conduct, operations that require any response action from the Company. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations, and properties of the Company, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, compliance with Environmental Laws or Environmental Permits, or other constraint on operating activities and any potential liabilities to third parties). On the basis of such review, the Company represents that such associated costs and liabilities will not, singly or in the aggregate, have a Material Adverse Effect.

(hh) The Company and Turner Construction Company (the “Contractor”) are parties to that certain AIA Document A121 CMc – 2003 and AGC Document 565 Standard Form Agreement between Owner and Construction Manager (where the Construction Manager is also the Constructor) dated as of March 25, 2008 (the “Construction Contract”). The Company and CH2M Hill Industrial Design and Construction, Inc. (the “Architect”) are parties to that certain AIA Document B151 – 1997 Abbreviated Standard Form of Agreement between Owner and Architect dated as of August 2007 (the “Architect’s Agreement”). Pursuant to the Architect’s Agreement, the Company engaged the Architect to prepare certain plans and specifications (the “Plans and Specifications”) for use in connection with the Devens Facility. The improvements, upon completion in accordance with the Plans and Specifications and their contemplated use, will comply with all applicable environmental laws, building codes and zoning resolutions and all other applicable governmental rules, laws and regulations relating to their construction and use in all material respects, (ii) all permits, licenses and other approvals required for the construction of the improvements in accordance with the Plans and Specifications have been obtained or, to the Company’s knowledge, will be readily available as needed from the appropriate governmental authorities, (iii) to the Company’s knowledge, all electricity, gas, water, sewage disposal and other utilities required for the use and operation of the Improvements will be available upon completion of the Improvements in accordance with the Plans and Specifications, (iv) to the Company’s knowledge, all certificates of occupancy, temporary certificates of occupancy, permits and other approvals required for the use and operation of the improvements will be available from the appropriate governmental authorities upon completion of construction of the improvements in accordance with the Plans and Specifications, (v) all amounts required to have been paid to the Architect and the Contractor on or before the date hereof have been paid in full and there are no amounts due and owing under the Architect’s Agreement or the Construction Contract as of the date hereof, and (vi) the Architect’s Agreement or the Construction Contract are in full force and effect and have not been modified or amended.

(ii) That certain ground lease (the “Ground Lease”) dated as of November 20, 2007 entered into by and between the Company and the Massachusetts Development Finance Agency is unmodified and is in full force and effect as of the date hereof. In addition, the Company makes the following representations, warranties and covenants with respect to the Ground Lease:

(i) Such Ground Lease or a memorandum thereof has been or will be duly recorded; and there has been no material change in the payment terms of such Ground Lease since the most recent Preliminary Prospectus;

(ii) The Company has received no notice that an event of default has occurred thereunder, and, to the Company’s knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease; and

(iii) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than 10 years from July 15, 2013.

(jj) The Company has submitted a notification of the listing of the Shares to The NASDAQ Stock Market LLC.

(kk) There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Preliminary Prospectus which have not been described as required.

(ll) Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Preliminary Prospectus.

(mm) The Company is not aware of any action, directly or indirectly, that would result in a violation by the Company of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(nn) The Company has been subject to the reporting requirements of Section 12 or 15(d) of the Exchange Act and has filed all material required to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act for a period of at least 36 calendar months immediately preceding the filing of the Registration Statement and the aggregate market value of the Company’s voting stock held by non-affiliates was at least $150 million as computed in accordance with the instruction to B.1. of the General Instructions to Form S-3.

2.	PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the Underwriter and the Underwriter agrees to purchase such Firm Shares at a price of $1.71625 per share.

(b) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company for the shares to be sold by it against delivery of such shares to the Underwriter through the facilities of The Depository Trust Company, New York, New York. Such payment and delivery are to be made through the facilities of The Depository Trust Company at 10:00 a.m., New York City time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase the Option Shares at the price per share as set forth in Section 2(a). The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by the Underwriter, to the Company setting forth the number of Option Shares as to which the Underwriter is exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Underwriter but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriter. The Underwriter may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds drawn to an account designated by the Company for the Option Shares to be sold by it against delivery of such shares through the facilities of The Depository Trust Company, New York, New York.

3.	RESERVED.

4.	OFFERING BY THE UNDERWRITER.

It is understood that the Underwriter is to make a public offering of the Firm Shares as soon as the Underwriter deems it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Underwriter may from time to time thereafter change the public offering price and other selling terms.

5.	COVENANTS OF THE COMPANY.

The Company covenants and agrees with the Underwriter that:

(a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act a Prospectus in a form approved by the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (ii) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriter.

(b) The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Underwriter approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule III hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(c) Reserved.

(d) The Company will advise the Underwriter promptly (i) when any post-effective amendment to the Registration Statement shall have become effective, or any supplement to the Preliminary Prospectus or Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or the filing of any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(e) If immediately prior to the third anniversary (the “Renewal Deadline”) of the Effective Date, any of the Shares remain unsold by the Underwriter, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in a form satisfactory to the Underwriter, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement.

(f) The Company will cooperate with the Underwriter in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Shares.

(g) The Company will deliver to, or upon the order of, the Underwriter, from time to time, as many copies of any Issuer Free Writing Prospectus as the Underwriter may reasonably request. The Company will deliver to, or upon the order of, the Underwriter during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may reasonably request. The Company will deliver to the Underwriter at or before the Closing Date, one signed copy of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriter such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Underwriter may reasonably request.

(h) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(i) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriter an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(j) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the Effective Date, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act.

(k) Prior to the Closing Date, the Company will furnish to the Underwriter, as soon as, but only to the extent that, they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus.

(l) Without the prior written consent of the Underwriter, no offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of the Prospectus, directly or indirectly, by the Company, other than (i) the Shares to be sold hereunder, (ii) the grant by the Company of stock options, restricted stock or other awards pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof; provided that such options, restricted stock or awards do not become exercisable or vest during such 90-day period, (iii) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security, in each case, outstanding on the date hereof and (iv) the issuance by the Company of shares of Common Stock in connection with one or more strategic partnering transactions or as consideration in one or more acquisitions of assets or capital stock of a company or business in an aggregate amount not to exceed the greater of (A) an aggregate market value of up to $30 million on the date of issuance and (B) up to 7% of the Company’s total outstanding Common Stock on the date of issuance; provided, with respect to clause (iv) of this sentence, (1) such shares of Common Stock shall be subject to the terms of any Lock-Up Agreement (as defined below) entered into by the recipient of such shares on the date hereof or (2) if the recipient of such shares is not already party to a Lock-Up Agreement, the Company shall require the recipient of such shares to enter into a Lock-Up Agreement for the remainder of such 90-day period. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or announces material news or a material event relating to the Company; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 90-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Underwriter waives, in writing, such extension; provided, however, that if on the 90th day of the 90-day restricted period the Company has “actively traded securities” within the meaning of Rule 139 of the Securities Act of 1933, or otherwise satisfies the requirements set forth in Rule 139 that would permit the Underwriter or any underwriter to publish issuer-specific research reports pursuant to Rule 139, the 90-day restricted period shall not be extended pursuant to clause (1) or (2) above.

(m) The Company will use its best efforts to list the Shares for quotation on the Nasdaq Global Market and maintain the listing of the Shares on the Nasdaq Global Market.

(n) The Company has caused each person listed on Exhibit C-1 hereto to furnish to you, on or prior to the date of this Agreement, a letter or letters, substantially in the form attached hereto as Exhibit C-2 (the “Lock-up Agreement”).

(o) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(p) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(q) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(r) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(s) With respect to any shares of Common Stock or other Company securities which (i) the parties subject to the Lock-Up Agreements described in Section 5(n) are record holders, (ii) appear on the Certificate Detail Report of the Company maintained by the transfer agent of the Company and (iii) are subject to the restrictions contained in the Lock-Up Agreements, the Company shall instruct the transfer agent for the Company to enter or place stop transfer instructions with respect to such securities on the transfer books and records of the Company. With respect to any shares of Common Stock or other Company securities which (i) the parties subject to the Lock-Up Agreements described in Section 5(n) are beneficial holders but not record holders, (ii) appear on the Certificate Detail Report of the Company maintained by the transfer agent of the Company and (iii) are subject to the restrictions contained in the Lock-Up Agreements, the Company shall request the record holder of such securities to instruct the transfer agent for the Company to enter or place stop transfer instructions with respect to such securities on the transfer books and records of the Company.

(t) If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Statutory Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (when considered together with the General Disclosure Package), or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon its request, to file such document in a form determined by the Company; provided that no such filing shall be made if the Underwriter shall promptly notify the Company of its reasonable objection to the contents thereof and to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

6.	COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, the following: (A) accounting fees of the Company; (B) the fees and disbursements of counsel for the Company; (C) the cost of printing and delivering to, or as requested by, the Underwriter copies of the Registration Statement, the Preliminary Prospectus, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the NASDAQ Global Market listing application for the Shares, and any supplements or amendments thereto; (D) the filing fees of the Commission; (E) the fees associated with listing and maintaining the Shares for quotation on the Nasdaq Global Market; (F) the transfer taxes imposed on the sale of the Shares to the Underwriter; (G) 50% of the expenses associated with chartering any aircraft in connection with the offering (it being understood that the Underwriter shall remain responsible for the remaining 50% of such expenses) and (H) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriter caused by a breach of the representation in Section 1(b). In addition to the foregoing, the Company will pay up to $150,000 of the documented costs and expenses of the Underwriter incurred in connection with the offering of the Shares not otherwise specifically provided for in this Section 6. Except as described above, the Company shall neither be required to pay for any of the Underwriter’s expenses nor reimburse the Underwriter for any travel, out-of-pocket, counsel or other fees or expenses related to the offering contemplated by this Agreement except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Underwriter pursuant to Section 12(a) or (b) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Underwriter, the Company shall reimburse the Underwriter for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to the Underwriter for damages on account of loss of anticipated profits from the sale by them of the Shares.

7.	CONDITIONS OF OBLIGATIONS OF THE UNDERWRITER.

The several obligations of the Underwriter to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriter and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b) Reserved.

(c) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Goodwin Proctor LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter and reasonably satisfactory in form and substance to the Underwriter, to the effect set forth in Exhibit D hereto.

(d) The Underwriter shall have received from Paul, Hastings, Janofsky & Walker LLP, counsel for the Underwriter, an opinion and letter dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass on such matters.

(e) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of PricewaterhouseCoopers LLP, confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) The Underwriter shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii) Such officer has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) Such officer has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(v) Such officer has carefully examined the Preliminary Prospectus and the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Preliminary Prospectus and the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vi) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, except for any changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented; and

(vii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, neither the Company nor any of the Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus, there has not been any material change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company.

(g) The Company shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriter may reasonably have requested.

(h) The Lock-up Agreements described in Section 5(n) are in full force and effect.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Underwriter and to Paul, Hastings, Janofsky & Walker LLP, counsel for the Underwriter.

If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriter shall not be under any obligation to each other (except to the extent provided in Sections 6 and 9 hereof).

8.	CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

9.	INDEMNIFICATION AND CONTRIBUTION.

(a) The Company agrees:

(1) to indemnify and hold harmless the Underwriter, the directors and officers of the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several, (or actions or proceedings in respect thereof, including settlement of such actions or proceedings if such settlement is effected with the written consent of the Company) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or in any materials or information provided to investors by, at the instruction of, the Company in connection with the marketing of the Common Stock (the

“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in the Registration Statement or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) the omission or alleged omission to state in the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Marketing Materials, the Prospectus or any amendment or supplement thereto a material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Marketing Materials, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 14 herein; and

(2) to reimburse the Underwriter, the Underwriter’s directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not the Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriter was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriter will promptly return all sums that had been advanced pursuant hereto.

(b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, including settlement of such actions or proceedings if such settlement is effected with the written consent of the Underwriter) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto or the Marketing Materials, (ii) the omission or alleged omission to state in the Registration Statement or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) the omission or alleged omission to state in the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto or the Marketing Materials a material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement or the Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 14 herein.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 9, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 9(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 9(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 9(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 9(a) and by the Company in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) To the extent the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in Section 9(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 9(d), (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the

Shares purchased by the Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Marketing Materials, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 9 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred (or within 30 days of presentation). The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter ,its directors or officers or any person controlling the Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter, its directors or officers or any person controlling the Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

10.	RESERVED.

11.	NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriter, to Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402; Attention: General Counsel; if to the Company, to Evergreen Solar, Inc., 138 Bartlett Street, Marlboro, Massachusetts 01752, Attention: General Counsel. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.	TERMINATION.

This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any of such Exchanges, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act); (vii) the suspension of trading of the Company’s common stock by the Nasdaq Global Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

(b) as provided in Section 7 of this Agreement; or

(c) as provided in Section 10 of this Agreement.

13.	SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriter, the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign merely because of such purchase.

14.	INFORMATION PROVIDED BY UNDERWRITER.

The Company and the Underwriter acknowledge and agree that the only information furnished or to be furnished by the Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Marketing Materials or the Prospectus consists of the information set forth in the second, fourth, eighth, ninth and tenth paragraphs under the caption “Underwriting” in the Prospectus.

15.	MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.

The Company acknowledges and agrees that: (i) the Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary, advisor or agent and the Company does not intend the Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust; (ii) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with you and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iii) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (iv) it has been advised that the Underwriter is acting, in respect of any of the transactions contemplated by this Agreement, solely for their own benefit and not on behalf of the Company; and (v) it waives to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Underwriter, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

EVERGREEN SOLAR, INC.

By	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer

The foregoing Underwriting Agreement

is hereby confirmed and accepted as

of the date first above written.

PIPER JAFFRAY & CO.

By	/s/ Christie L. Christina
Name:	Christie L. Christina
Title:	Managing Director

SCHEDULE I

GENERAL USE FREE WRITING PROSPECTUS

None.

SCHEDULE II

PRICING INFORMATION

Firm Shares offered by the Company:	37,000,000
Option Shares offered by the Company:	5,550,000
Public offering price per Share:	$1.80
Underwriting discount per Share:	$.08375

SCHEDULE III

ISSUER USE FREE WRITING PROSPECTUS

None.

EXHIBIT A

SUBSIDIARIES

Evergreen Solar GmbH

Evergreen Solar Securities Corp.

ESLR 1, LLC

Evergreen Solar (Wuhan) Co., Ltd.

EXHIBIT B

EQUITY INTERESTS

Sovello AG

EXHIBIT C-1

LIST OF PERSONS PROVIDING LOCK-UP AGREEMENTS

OCI Chemical Ltd.

Richard M. Feldt

Michael El-Hillow

Dr. John Terry Bailey

Rodolfo Archbold

Richard George Chleboski

Gary T. Pollard

Carl Stegerwald

Dr. Brown F. Williams

Tom L. Cadwell

Allan H. Cohen

Dr. Peter W. Cowden

Edward C. Grady

Dr. Susan F. Tierney